Exhibit 99.1

                 SigmaTron International, Inc. Reports
           First-Quarter Financial Results for Fiscal 2006

    ELK GROVE VILLAGE, Ill.--(BUSINESS WIRE)--Sept. 13, 2005--SigmaTron International, Inc. (NASDAQ:SGMA), an electronic manufacturing services company, today reported revenues and earnings for the fiscal quarter ended July 31, 2005.
    Revenues decreased to $21.3 million in first quarter fiscal 2006 from $21.5 million in the prior-year period. Net income decreased to $165,067 in the 2006 period compared to $1.0 million in the fiscal 2005 period. Diluted earnings per share for the quarter ended July 31, 2005, were $0.04 compared to $0.27 for the same quarter in fiscal 2005.
    Commenting on SigmaTron's first quarter fiscal 2006 results, Gary
R. Fairhead, president and chief executive officer, said, "During the first quarter we completed two strategic initiatives, both of which we previously announced. The first was the sale of our Las Vegas operation to Grand Products, which was effective May 30, 2005. It was an asset sale. The net effect of the sale after taking reserves plus the operating loss for the quarter was a loss of $24,731 after taxes. The sale has freed up approximately $4.5 million in working capital to date and avoided future capital expenditures of at least $1.5 million related to future compliance for RoHS, which is a European Union mandate on the restriction of the use of hazardous substances.
    "The second initiative was the acquisition of all the outstanding stock of Able Electronics in July 2005. It was a stock purchase acquisition. The Able acquisition will help achieve three of our strategic objectives, namely, the diversification of our markets served, the broadening of our customer base, and the expansion of the range of services offered.
    "Our first quarter financial results were driven by several factors. The primary driver was a softening of sales during the summer from our existing customer base. Additional factors were continuing margin pressures from both pricing to customers and increasing costs of manufacturing supplies and components. Finally, Able Electronics had a very soft July, which created an operating loss for it in July.
    "During the quarter we saw production levels at our China facility continue to grow," Fairhead continued. "Our Elk Grove Village facility had a very weak quarter, as many of its customers lowered their inventory levels. Our Fremont operation had a good quarter, primarily driven by the resolution of a process problem for a new customer.
    "We remain encouraged about the opportunities we believe the Able acquisition will bring us. Able's customer base has been very supportive of the acquisition and has welcomed the benefits the combination will bring them.
    "Our plans call for the complete integration of Able into SigmaTron, including the relocation of our Fremont operation into the Hayward facility of Able, to be completed before the end of fiscal 2006. We believe that the integration will provide significant operating synergies for our California operations.
    "Going forward we continue to face several challenges," Fairhead concluded. "RoHS compliance as mandated by the European community will create significant issues for our customers, vendors and us. Continuing regulatory pressures are negatively affecting our financial performance. The pricing pressures we face show no sign of abating. However, we remain optimistic that we are well positioned in a growing market because of our international footprint and fully expect our longer-term performance to improve."
    Headquartered in Elk Grove Village, IL, SigmaTron International, Inc. is an electronic manufacturing services company that provides printed circuit board assemblies and completely assembled electronic products. SigmaTron International, Inc. operates manufacturing facilities in Elk Grove Village, Illinois, Acuna and Tijuana, Mexico, Fremont and Hayward, California and Suzhou-Wujiang, China. SigmaTron International, Inc. maintains engineering and materials sourcing offices in Taipei, Taiwan.
    Note: This press release contains forward-looking statements. Words such as "continue," "will," "expects," "believe," "plans," and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of SigmaTron (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, SigmaTron's plans, actions and actual results could differ materially. Such statements should be evaluated in the context of the risks and uncertainties inherent in SigmaTron's business, including our continued dependence on certain significant customers; the continued market acceptance of products and services offered by the Company and its customers; pricing pressures from our customers and the market; the activities of competitors, some of which may have greater financial or other resources than SigmaTron; the variability of our operating results; the variability of our customers' requirements; the availability and cost of necessary components and materials; SigmaTron's ability to be in compliance with RoHS by mid-2006; the ability of SigmaTron and our customers to keep current with technological changes within our industries; regulatory compliance; the continued availability and sufficiency of our credit arrangements; changes in U.S., Mexican, Chinese or Taiwanese regulations affecting SigmaTron's business; the continued stability of the Mexican, Chinese and Taiwanese economic systems, labor and political conditions; and the ability of SigmaTron to manage its growth, including its expansion into China and its integration of the Able operation acquired in July 2005. These and other factors which may affect SigmaTron's future business and results of operations are identified throughout the Company's Annual Report on Form 10-K and risk factors contained therein and may be detailed from time to time in SigmaTron's filings with the Securities and Exchange Commission. These statements speak as of the date of this report and SigmaTron undertakes no obligation to update such statements in light of future events or otherwise.

    Financial tables to follow...


                 Consolidated Statements of Operations

                                       Three Months     Three Months
                                       Ended July 31,   Ended July 31,
                                            2005             2004
                                      --------------------------------

Net sales                                $21,312,693      $21,460,858

Cost of products sold                     18,771,008       17,117,850
                                      ---------------  ---------------

Gross profit                               2,541,685        4,343,008

Selling and administrative expenses        2,136,281        2,712,075
                                      ---------------  ---------------

Operating income                             405,404        1,630,933

Other (income) deductions-net                 94,240           66,683
                                      ---------------  ---------------

Income from continuing operations
 before income tax and interest
 of affiliate                                311,164        1,564,250

Income tax expense                           121,366          573,780
                                      ---------------  ---------------

Income from continuing operations
 before minority interest in
 affiliate                                   189,798          990,470

Minority interest in affiliate                     -          123,680
                                      ---------------  ---------------

Income from continuing operations            189,798          866,790

(Loss) income from operations of
 discontinued Las Vegas location             (40,542)         282,690

Income tax (benefit) expense                 (15,811)         112,511
                                      ---------------  ---------------

(Loss) income on discontinued
 operation                                   (24,731)         170,179
                                      ---------------  ---------------

Net income                                  $165,067       $1,036,969
                                      ===============  ===============

Net income per common share -
 assuming dilution                             $0.04            $0.27
                                      ===============  ===============

Weighted average number of common
 equivalent shares outstanding -
 assuming dilution                         3,822,577        3,787,597
                                      ===============  ===============




                      Consolidated Balance Sheet


                                          July 31,         April 30,
                                            2005             2005
                                      ---------------  ---------------

Current assets                           $45,312,816      $37,709,388

Machinery and equipment-net               26,682,238       26,689,940

Other assets                              13,272,028        2,143,729
                                      ---------------  ---------------

Total assets                              85,267,082       66,543,057
                                      ===============  ===============

Liabilities and shareholders' equity

Current liabilities                       15,557,013       13,116,078

Long-term obligations                     23,612,908        7,494,885

Stockholders' equity                      46,097,161       45,932,094
                                      ---------------  ---------------

Total liabilities and stockholders'
 equity                                  $85,267,082      $66,543,057
                                      ===============  ===============



    CONTACT: SigmaTron International, Inc.
             Linda K. Blake, 1-800-700-9095